UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2005
(June 17, 2005)
Commission File # 0-33473
MOLIRIS CORP.
(Exact name of registrant as specified in its charter)
FLORIDA
(State or other jurisdiction of incorporation or organization)
06-1655695
(IRS Employer Identification Number)
8500 STEMMONS FREEWAY, SUITE 5050
DALLAS, TEXAS 75247
(Address of principal executive offices) (Zip Code)
(214) 357-5100
(Registrant’s telephone no., including area code)
3221 COLLINGSWORTH STREET, SUITE 14O
FORT WORTH, TEXAS 76107
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.
(a)(1) Effective June 27, 2004, Moliris Corp.(the “Registrant”) dismissed Turner Stone & Company, LLP (“Turner Stone”) as the registrant’s certifying accountants. The Registrant’s Board of Directors has approved this action.
Turner Stone provided no reports to the Registrant since their engagement on August 5, 2004. The only service provided by Turner Stone was the review of the Registrant’s interim financial information for the fiscal quarter ended September 30, 2004.
During the Registrant’s most recent fiscal year ended December 31, 2004, and through June 27, 2005, there were no disagreements with Turner Stone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Turner Stone, would have caused Turner Stone to make reference thereto in connection with its reports on the financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Registrant delivered a copy of this Form 8-K report to Turner Stone on June 27, 2005. Concurrently therewith, the Registrant requested that Turner Stone furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Attached hereto as an exhibit is a copy of the letter from Turner Stone to the SEC stating that it agrees with the above statements.
(a)(2) On June 17, 2005, the Registrant engaged Killman, Murrell & Company, P.C. as its new independent accountant. The Registrant’s Board of Directors has approved this action.
During the Registrant’s two most recent fiscal years ended December 31, 2004 and December 31, 2003, respectively, and through June 17, 2005, neither the Registrant nor any person on the Registrant’s behalf has consulted with Killman, Murrell & Company, P.C. regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any matter that was the subject of a disagreement or event described in Items 304(a)(1)(iv) or (v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
16.1	Letter re change in certifying accountant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLIRIS CORP.
Dated: August 9, 2005	By:	/s/ CLYDE PARKS
	Name:	Clyde Parks,
Principal Executive Officer

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